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Exhibit.6(b)

November 6, 2001

Marked to show changes to by-laws as filed with the NYID June 29, 2001


                                     BY-LAWS
                                       OF
                   NATIONAL SECURITY LIFE AND ANNUITY COMPANY

                                    ARTICLE I

                                    LOCATION
                                    --------

         SECTION 1. The principal office of the Corporation shall be in the County of Broome and the State of New York. The Corporation may, in addition to the principal office, establish and maintain such other office or offices, whether in the State of New York or otherwise, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                                 CORPORATE SEAL
                                 --------------

         SECTION 1. The Corporation shall have a seal. The corporate seal shall have inscribed thereon the name of the Corporation. The corporate seal shall be in seal form and have inscribed thereon such additional words and symbols as the Board of Directors may from time to time prescribe. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


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                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

         SECTION 1. TIME AND PLACE. All meetings of shareholders may be held at such place within or without the State of New York, and at such time as may be designated in the notice of meeting.

         SECTION 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on the third Thursday of May in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day or on such other day as may be designated by the Chairman of the Board of Directors, by the Chief Executive Officer or by a majority of the Board of Directors.

         SECTION 3. SPECIAL MEETINGS. Except as otherwise provided by statute, special meetings of shareholders may be called for any purpose or purposes at any time by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Board of Directors, or by the President and Secretary upon the written request of one or more shareholders holding a majority in interest of the stock of the Corporation issued and outstanding and entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting.

         SECTION 4. NOTICE OF MEETING. Notice of the time and place of holding each annual and special meeting of the shareholders shall be in writing and signed by the President or a Vice President, or the Secretary or an Assistant Secretary, and a copy thereof shall be served, either personally or by mail, upon each shareholder entitled to vote at such meeting, not less than ten (10) nor more than fifty (50) days before the meeting, and if mailed, it shall be directed to such shareholder at such shareholder's address as it appears on the books of the Corporation unless a written request be given that notices intended for such shareholder be mailed to some other address, in which case it shall be mailed to the address designated in such request.


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                  The notice of every special meeting, besides stating the time and place of such meeting, shall state the purpose or purposes thereof, and no business other than that specified in such notice or germane thereto shall be transacted at the meeting.

         SECTION 5. WAIVER OF NOTICE. Notice of meeting need not be given (1) to any shareholder who submits a signed waiver of notice, or (2) to any shareholder who is in attendance at any meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting.

         SECTION 6. QUORUM. At every meeting of the shareholders of the Corporation, except as otherwise provided by law, the holders of a majority of the issued and outstanding voting shares of capital stock of the Corporation, present in person or by proxy and entitled to vote thereat, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the shareholders so present or represented and entitled to vote thereat may adjourn the meeting from time to time and place to place until a quorum is obtained, and the meeting may be held as adjourned without further notice. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until a final adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 7. VOTING. At all meetings of shareholders, every shareholder entitled to vote thereat shall be entitled to one vote, in person or by proxy, for each share of stock outstanding in such shareholder's name on the books of the Corporation on the date for the determination of shareholders entitled to vote at such meeting. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney and must be delivered to the Secretary of the


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meeting. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the shareholder executing it shall have specified therein a longer duration. At all meetings of the shareholders, a quorum being present, all matters except as otherwise provided by law, or the Charter of the Corporation, or these by-laws, shall be decided by a majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote. All elections of directors may, but need not be, held by ballot.

         SECTION 8. ORGANIZATION. Meetings of the shareholders shall be presided over by the Chairman of the Board of Directors, or, if he is not present, by the President, and if the President is not present, by the Chief Executive Officer, and if the Chief Executive Officer is not present, by a Vice President in the order determined by the President; or, if none of the foregoing are present, by a chairman to be chosen by a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as Secretary of the meeting.

         SECTION 9. WRITTEN CONSENT. Whenever by any provision of law or of the Charter of this Corporation the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such action being taken. However, this section shall not be construed to alter or modify any provision of law or of the Charter under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.


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                                   ARTICLE IV

                               BOARD OF DIRECTORS
                               ------------------

         SECTION 1. ELECTION AND QUALIFICATION OF DIRECTORS. Directors shall be elected at the annual meeting of shareholders by a plurality of the votes cast and shall hold office for one (1) year and until their respective successors shall have been elected and shall have qualified. All directors shall be at least eighteen (18) years of age but need not be shareholders. At all times, a majority of the directors shall be citizens of the United States and at least three (3) shall be citizens and residents of the State of New York. A copy of the notice of any meeting at which directors are elected, which is sent to the shareholders, shall be filed in the Office of the Superintendent of Insurance of the State of New York at least ten (10) days before the day on which such meeting is to be held.

         SECTION 2. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be not less than nine (9) nor more than twenty-one (21) and shall be determined by the provisions of the By-Laws, provided, however, that the number of directors shall be increased to not less than thirteen (13) directors within one year following the end of the calendar year in which the Corporation's admitted assets exceed $1,500,000,000. At least one-third of the directors, but not less than four (4) directors, shall not be officers or employees of the Corporation or of any company controlling, controlled by, or under common control with the Corporation, and shall not be beneficial owners of a controlling interest in the voting stock of the Corporation or of any such company (hereinafter referred to as a "Non-Affiliated Director"). Subject to the immediately preceding sentence and to change by action of the shareholders or by resolution of the Board of Directors, the number of directors of the Corporation shall be ten (10). Any change in the number of directors made by resolution of the Board of Directors shall require the affirmative vote of a


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majority of all directors then in office, but no decrease in the number of directors so made shall shorten the term of any incumbent director.

         SECTION 3. VACANCIES. A vacancy or vacancies in the Board resulting from death, resignation or removal of any director, or from the increase in the number of directors, or for any other cause, may be filled for the remainder of the term by two-thirds (2/3) vote of the remaining directors at any regular meeting of the Board or at any special meeting called for that purpose. A director so elected shall not take office or exercise the duties thereof until ten (10) days after written notice of his or her election shall have been filed in the Office of the Superintendent of Insurance of the State of New York.

         SECTION 4. DUTIES AND POWERS. The Board of Directors shall have control and management of the affairs and property of the Corporation and may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they deem proper not inconsistent with law or with the Charter of the Corporation or with these By-Laws.

         SECTION 5. MEETINGS. Meetings of the Board of Directors shall be held at such place within or without the State of New York as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors and special meetings may be held at any time upon the call of the Chairman of the Board of Directors, the Chief Executive Officer, the President, a Vice President, the Secretary or an Assistant Secretary, or any two (2) directors, by oral, telegraphic, or written notice duly served on or sent or mailed to each director not less than two (2) days before such meeting, or by telephone contact made at least twenty-four (24) hours in advance. A meeting of


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the Board of Directors may be held without notice immediately after the annual meeting of shareholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

                  Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                  Any action required or permitted to be taken by the Board of Directors (or any committee thereof) may be taken without a meeting if all directors (or members of the committee) consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto shall be filed with the minutes of such meeting.

         SECTION 6. QUORUM. A majority of the directors then in office at a meeting duly assembled shall be necessary to constitute a quorum for the transaction of business. At least one Non-Affiliated Director must be included in any quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided by law or by the Charter of the Corporation, the act of two-thirds (2/3) of directors present at such meeting shall be the act of the Board.

         SECTION 7. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.


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         SECTION 8. REMOVAL. Any one or more of the directors may be removed either with or without cause at any time by a vote of two-thirds (2/3) of the shares issued and outstanding and entitled to vote. Not less than one-third (1/3) of the directors may call a special meeting for the purpose of removing for cause any other director and at such special meeting so called, such director may be removed by the affirmative vote of two-thirds (2/3) of the remaining directors present at such meeting. Immediately following each vote by which a director is removed the Board of Directors shall declare the office of the removed director to be vacant.

         SECTION 9. COMPENSATION OF DIRECTORS. Directors may, by resolution of the Directors, be allowed a sum for serving as directors and expenses for attendance at regular or special meetings of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees, and others who attend pursuant to direction, may, by vote of the Board of Directors, be allowed a fixed sum and expenses for attending committee meetings.

         SECTION 10. CHAIRMAN OF THE BOARD. The Board of Directors shall, immediately after the organization of the Corporation, and thereafter at their first meeting following the annual election of directors, elect from among their number, a Chairman of the Board who shall preside at all meetings of the shareholders and of the Board of Directors. He or she shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

                                    ARTICLE V

                                   COMMITTEES
                                   ----------

         SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate an Executive Committee from among its members


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consisting of four (4) or more directors as it may, in its discretion, think proper and shall so designate by resolution. Not less than one-third (1/3) of the members of the Executive Committee shall be Non-Affiliated Directors.

                  The Executive Committee shall have and may exercise, when the Board is not in session, so far as may be permitted by law, all of the rights and powers of the Board of Directors in the management of the business and affairs of the Corporation, except to the extent such powers of the Board are by resolution of the Board or by these By-Laws reserved to the Board or to other committees of the Board, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power to: fill vacancies in the Board; to make or amend the By-Laws of the Corporation; to fix the compensation of directors for serving on the Board or any Committee; to amend or repeal any resolution of the Board which by its terms shall not be so amendable or repealable; or to make investments or loans.

                  The Board shall have the power at any time to fill vacancies in, to change the membership of, to change the number of members of, designate one or more alternate members of, or to dissolve the Executive Committee. The Executive Committee, by the vote of all of its members, may make rules for the conduct of this business and may appoint such committees and assistants as it shall from time to time deem necessary.

                  The Executive Committee shall keep a record of its proceedings and shall, by the vote of all of its members, adopt its own rules of procedure except that a quorum shall consist of a majority of the committee, but not less than four (4) members, at least two of whom shall be Non-Affiliated Directors. The Committee shall submit copies of its minutes to the Board of Directors.


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         SECTION 2. FINANCE COMMITTEE. The investments and loans, other than policy loans of the Corporation, shall be managed and controlled by the Board of Directors or by a Finance Committee appointed by the Board.

                  Any such Finance Committee shall consist of at least four (4) members who shall be appointed by the Board of Directors from its own membership at the annual or a special meeting of the Board of Directors to serve until the next succeeding annual meeting and until their successors on the Committee have been appointed. Not less than one-third (1/3) of the members of the Finance Committee shall be Non-Affiliated Directors.

                  The Board shall have the power at any time to fill vacancies in, to change the membership of, to change the number of members of, to designate one (1) or more alternate members of, or to dissolve, the Finance Committee.

                  The Finance Committee shall have and may exercise, when the Board is not in session, all the rights and powers of the Board of Directors to make, supervise, and control the investments of the Corporation, inclusive of all real and personal property acquired by virtue of or incidental to any investment, to sell, assign, exchange, lease or otherwise dispose of such investments and property; and to do and perform all things deemed necessary and proper in relation to such investments and property.

                  The Finance Committee shall keep a record of its proceedings and shall, by the vote of all of its members, adopt its own rules of procedure, except that a quorum shall consist of a majority of the Committee, but not less than four (4) members, at least two (2) of whom shall be Non-Affiliated Directors. The Finance Committee shall submit copies of its minutes to the Board of Directors and shall report all investments to the Board of Directors or the Executive Committee.


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         SECTION 3. INDEPENDENT COMMITTEE. The Independent Committee shall consist of four (4) or more members who shall be appointed by the Board of Directors from its own membership at the annual meeting of the Board of Directors to serve until the next succeeding annual meeting and until their successors on the Committee have been appointed. All of the members of the Independent Committee shall be individuals who are Non-Affiliated Directors.

                  The Board shall have the power at any time to fill vacancies in, to change the membership of, to change the number of members of, to designate one or more alternate members of, or to dissolve the Independent Committee.
                  The Independent Committee shall have the following functions:

                  1. Responsibility for recommending the selection of independent certified public accountants;

                  2. Responsibility for reviewing the Corporation's financial condition;

                  3. Responsibility for final review of the scope and results of the independent audit and any internal audit;

                  4. Responsibility for nominating candidates for director for election by shareholders; and

                  5. Responsibility for evaluating the performance of officers deemed to be principal officers of the Corporation and recommending to the Board of Directors the selection and compensation of such principal officers.

                  The Independent Committee shall keep a record of its proceedings and shall, by the vote of all of its members, adopt its own rules of procedure, except that a quorum shall consist of a majority of the Committee, but not less than four (4) members. The Independent Committee shall submit copies of its minutes to the Board of Directors.


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         SECTION 4. OTHER COMMITTEES. The Board of Directors may from time to time by resolution create such other committee or committees of Directors, officers, employees or other persons designated by the Board, to act on such matters as the Board shall direct or to advise the Board, the Executive Committee and the officers and employees of the Corporation in all such matters as the Board shall deem advisable, and with such functions and duties as the Board shall by resolution prescribe. Not less than one-third (1/3) of the members of each committee of Directors acting for or on behalf of the Board of Directors shall be Non-Affiliated Directors and at least one (1) Non-Affiliated Director must be included in any quorum for the transaction of business at any meeting of such committee of Directors. A majority of all members of any Board-appointed committee may determine its actions and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any Board-appointed committee at any time, and to discharge any such committee, either with or without cause at any time.

                                   ARTICLE VI

                                    OFFICERS
                                    --------

         SECTION 1. OFFICERS. The Board of Directors shall, immediately after the organization of the Corporation, and thereafter at their first meeting following the annual election of directors, elect from among their number a Chief Executive Officer and a President, and shall also elect a Secretary, a Vice President and Chief Financial Officer and a Vice President and Treasurer, who need not be members of the Board of Directors. The Board may, at any time, also elect one or more Vice Presidents, and such Assistant Treasurers and Assistant Secretaries, or other officers, as it may deem proper. More than one office may be held by the same person, except that the offices of President and Secretary may not be held by the same person.


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         SECTION 2. TERM. Each officer of the Corporation elected by the Board of Directors shall hold office until his or her successor is chosen and qualified, or until he or she shall have died or resigned or shall have been removed as hereinafter provided. A vacancy in any office arising from any cause may be filled by the Board of Directors.

         SECTION 3. DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have responsibility for managing the operational affairs of the Corporation and for implementing the Corporation's overall corporate strategy and long term business plan. The Chief Executive Officer shall, in consultation with the President, develop the Corporation's overall corporate strategy and long-term business plan and shall recommend approval and adoption thereof by the Board of Directors. Except when inconsistent with the Corporation's Charter, these by-laws or with the orders and resolutions of the Board of Directors, the Chief Executive Officer shall have the power to employ, fix the duties of, and discharge such employees as the Chief Executive Officer may deem necessary and proper. The Chief Executive Officer may execute an authorized conveyance, contract or other obligation in the name of the Corporation, except where the signing and execution thereof shall be expressly limited by the Board of Directors or delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and shall make such reports to the Board of Directors as it may require.

         SECTION 4. DUTIES OF THE PRESIDENT. The President shall have responsibility for managing the regulatory and governmental affairs of the Corporation and for assisting the Chief Executive Officer with the development of the Corporation's overall corporate strategy and long-term business plan. The President shall, in the absence of the Chairman of the Board, preside at all meetings of shareholders and of the Board of Directors. The President may execute an


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authorized conveyance, contract or other obligation in the name of the
Corporation, except when the signing and execution thereof shall be expressly limited by the Board of Directors or delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall make such reports to the Board of Directors as it may require.

         SECTION 5. DUTIES OF VICE PRESIDENT. Each Vice President shall undertake such of the duties of the Chief Executive Officer or the President or such other duties as may be delegated to him or her from time to time by the Board of Directors.

         SECTION 6. DUTIES OF THE SECRETARY. The Secretary shall attend all meetings of the shareholders, of the Board of Directors, and of the Committee(s) of the Board, and record their proceedings in a book kept for that purpose. He or she shall perform other duties incident to his or her office and such other duties as may be delegated to him or her by the Board of Directors or the President. He or she shall see that proper notice is given of all meetings of the shareholders of the Corporation and of the Board of Directors, and he or she shall have charge of the corporate seal, the minute books, and such other corporate records as are not otherwise provided for. He or she shall affix the seal to any instrument requiring the same. Any Assistant Secretary may perform duties of the Secretary in his or her absence, and such of the duties of the Secretary as may be delegated to him or her by that officer or by the Board of Directors or the President.

         SECTION 7. DUTIES OF THE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER. The Vice President and Chief Financial Officer, subject to the order of the Board of Directors, shall be responsible for managing and supervising the financial affairs of the Corporation, and shall have and exercise, under the supervision of the Board of Directors and the Chief Executive Officer, all the powers and duties commonly incident to his or her office.


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         SECTION 8. DUTIES OF THE VICE PRESIDENT AND TREASURER. The Treasurer
shall be charged with supervision of the keeping of the funds and books of account of the Corporation and with their safekeeping, shall carry out such duties as are incident to his or her office and shall further perform such other duties as may be delegated to him or her by the Board of Directors or by the President. He or she shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business, as the Board of Directors or Chief Executive Officer shall designate. Any Assistant Treasurer may perform the duties of the Treasurer in his or her absence, and such of the duties of the Treasurer as may be delegated to him or her by that officer or by the Board of Directors or the President.


                                   ARTICLE VII

                               SHARE CERTIFICATES
                               ------------------

         SECTION 1. FORM OF CERTIFICATES. The shares of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board of Directors, the President, or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such Chairman of the Board of Directors, President, Vice President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the


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Corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

                  Every certificate representing shares issued by the Corporation shall plainly state upon the face thereof the number, kind and class of shares which it represents.

         SECTION 2. TRANSFERS. Transfers of shares shall be made only upon the books of the Corporation by the registered holders in person or by power of attorney duly executed and acknowledged and filed with the Secretary of the Corporation, or with a duly appointed Transfer Agent acting for and on behalf of the Secretary, and upon the surrender of the certificate or certificates for such shares.

         SECTION 3. LOST CERTIFICATES. If any certificate or shares shall be lost, the holder thereof shall forthwith notify the Corporation of the facts and the Board of Directors or the Executive Committee may then authorize a new certificate to be issued to him or her. The Board of Directors or the Executive Committee may in its discretion require, as a condition precedent, deposit of a bond in such amount and in such form and with surety or sureties as the Board of the said Committee may direct.

         SECTION 4. CLOSING SHARE BOOKS. The Board of Directors or the Executive Committee may by resolution prescribe a period not less than ten (10) nor more than fifty (50) days prior to any meeting of shareholders during which no transfer of shares on the books of the Corporation may be made; or in lieu of prohibiting the transfer of shares may fix a day and hour not less than ten (10) nor more than fifty (50) days prior to the holding of any meeting of shareholders as the time as of which shareholders entitled to notice of any meeting to vote at such meeting shall be determined or for the making of a dividend list. The share books may also be closed for the


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payment of dividends for such like period, if any, as may be prescribed by resolution of the Board of Directors or of the Executive Committee.

         SECTION 5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents, and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.



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                                  ARTICLE VIII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS
                    -----------------------------------------

         SECTION 1.  INDEMNIFICATION.

                  (a) The Corporation shall indemnify to the fullest extent now or hereafter provided for or permitted by law each person involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, whether civil or criminal, including any investigative, administrative, legislative, or other proceeding, and including any action by or in the right of the Corporation or any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise (any such entity, other than the Corporation, being hereinafter referred to as an "Enterprise"), and including appeals therein (any such action or process being hereinafter referred to as a "Proceeding"), by reason of the fact that such person, such person's testator or intestate (i) is or was a director or officer of the Corporation, or
(ii) is or was serving, at the request of the Corporation, as a director, officer or in any other capacity, of any Enterprise, against any and all judgments, amounts paid in settlement, and expenses, including attorney's fees, actually and reasonably incurred as a result of or in connection with any Proceeding, except as provided in Subsection (b) below.

                  (b) No indemnification shall be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification shall be made with respect to any Proceeding initiated by any such person against the Corporation, or against a director or officer of the Corporation, other than to enforce


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the terms of this Article VIII, unless such Proceeding was authorized by the
Board of Directors. Further, no indemnification shall be made with respect to any settlement or compromise of any Proceeding unless and until the Corporation has consented to such settlement or compromise.

                  (c) Written notice of any Proceeding for which indemnification may be sought by any person shall be given to the Corporation as soon as practicable. The Corporation shall then be permitted to participate in the defense of any such proceeding or, unless conflicts of interest or position exist between such person and the Corporation in the conduct of such defense, to assume such defense. In the event that the Corporation assumes the defense of any such Proceeding, legal counsel selected by the Corporation shall be reasonably acceptable to such person. After such an assumption, the Corporation shall not be liable to such person for any legal or other expenses subsequently incurred unless such expenses have been expressly authorized by the Corporation. In the event that the Corporation participates in the defense of any such Proceeding, such person may select counsel to represent him in regard to such a Proceeding; however, such person shall cooperate in good faith with any request that common counsel be utilized by the parties to any Proceeding who are similarly situated, unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

                  (d) In making any determination regarding any person's entitlement to indemnification hereunder, it shall be presumed that such person is entitled to indemnification, and the Corporation shall have the burden of proving the contrary.

                  (e) No payment of indemnification, advancement or allowance shall be made to any director or officer unless a notice has been filed with the New York Superintendent of Insurance not less than thirty days prior to such payment, specifying the payees, the amounts, the


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


manner in which such payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

         SECTION 2. ADVANCEMENT OF EXPENSES. Unless disapproved by the Board of Directors, the Corporation shall, subject to Section 1 of this Article VIII above, pay expenses actually and reasonably incurred by or on behalf of any director, officer or other person entitled to indemnity hereunder in defending any Proceeding in advance of the final disposition of such Proceeding. Such payments shall be made promptly upon receipt by the Corporation, from time to time, or of written demand by such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for part or all of such expenses.

         SECTION 3. RIGHTS NOT EXCLUSIVE. The rights to indemnification and advancement of expenses granted by or pursuant to this Article VIII (i) shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, corporate charter, by-law, resolution of shareholders or directors or agreement, (ii) shall be deemed to constitute contractual obligations of the Corporation to any person who serves in a capacity referred to in Section 1 of this Article VIII at any time while this
Article VIII is in effect, (iii) shall continue to exist after the repeal or modification of this Article VIII with respect to events occurring prior thereto, and (iv) shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, spouse, heirs, executors, administrators or assigns of such person. It is the intent of this
Article VIII to require the Corporation to indemnify the persons referred to herein for the aforementioned judgments, amounts paid in settlement, and expenses, including attorneys' fees, in each and every circumstance in which


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


such indemnification could lawfully be permitted by express provisions of by-laws, and the indemnification required by this Article VIII shall not be limited by the absence of an express recital of such circumstances.

         SECTION 4. INDEMNIFICATION OF EMPLOYEES AND OTHERS. The Corporation may, from time to time, with the approval of the Board of Directors, and to the extent authorized, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation or to any person serving at the request of the Corporation as a director or officer, or in any other capacity, of any Enterprise, to the fullest extent of the provisions of this
Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         SECTION 5. AUTHORIZATION OF CONTRACTS. The Corporation may, with the approval of the Board of Directors, enter into an agreement with any person who is, or is about to become, a director, officer, employee or agent of the Corporation, or who is serving, or is about to serve, at the request of the Corporation, as a director, officer, or in any other capacity, of any Enterprise, which agreement may provide for indemnification of such person and advancement of expenses to such person upon terms, and to the extent, not prohibited by law. The failure to enter into any such agreement shall not affect or limit the rights of any such person under this Article VIII.

         SECTION 6. INSURANCE. The Corporation may purchase and maintain insurance to indemnify the Corporation and any person eligible to be indemnified under this Article VIII within the limits permitted by law.

         SECTION 7. SEVERABILITY. If any provision of this Article VIII is determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby.


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


                                   ARTICLE IX

                                    DIVIDENDS
                                    ---------

         SECTION 1. DIVIDENDS. Dividends on the issued and outstanding stock from the profits made by the Corporation, not including the surplus arising from the sale of stock, may be declared by the Board of Directors, from time to time. The Board of Directors shall fix the date of payment of dividends and the record date of stock entitled thereto. No dividend shall be distributed to shareholders unless a notice of intention to declare such dividend and the amount thereof shall have been filed with the New York Superintendent of Insurance not less than thirty (30) days in advance of such proposed declaration.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

         SECTION 1. EXECUTION OF CONTRACTS AND OTHER INSTRUMENTS. The Chief Executive Officer, the President, the Secretary, the Vice President and Chief Financial Officer, the Vice President and Treasurer and any other Vice President shall each have general authority to execute contracts, bonds, deeds and powers of attorney in the name and on behalf of the Corporation. Any contract, bond, deed or power of attorney may also be executed in the name of and on behalf of the Corporation by such other officer or such other agent as the Board of Directors may from time to time direct. The provisions of this Section 1 are supplementary to any other provision of these By-Laws.

         SECTION 2. SHARES OF OTHER CORPORATIONS. The Chief Executive Officer, President and any Vice President is authorized to vote, represent and exercise on behalf of the Corporation, all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officer to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution the person to vote or represent said shares of other corporations.

                                   ARTICLE XI

                                   AMENDMENTS
                                   ----------

         SECTION 1. POWER TO AMEND. These By-Laws may be altered, repealed, or amended in whole or in part by the (1) shareholders at any shareholders' meeting by vote of the shareholders holding a majority of the outstanding stock having voting power, present either in person or by proxy, provided that notice of the proposed change is incorporated in the notice of such meeting or waiver of notice, or (2) Board of Directors at any regular meeting of the Board of Directors, or at a special meeting called for that purpose, provided that notice of the proposed change is incorporated in the notice of such special meeting or waiver of notice. Any By-Laws altered, repealed, or amended in whole or in part by the Directors may be altered, repealed, or amended in whole or in part by the Shareholders.

         SECTION 2. NOTICE TO SHAREHOLDERS. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Laws so adopted, amended or repealed, together with a concise statement of the changes made.



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